Exhibit 4.4

THE CORPORATION WILL FURNISH TO EACH SHAREHOLDER, ON REQUEST IN WRITING AND WITHOUT CHARGE, A STATEMENT OF THE DESIGNATIONS, RELATIVE RIGHTS, PREFERENCES AND LIMITATIONS APPLICABLE TO EACH CLASS OF CAPITAL STOCK OF THE CORPORATION AND THE VARIATIONS IN RIGHTS, PREFERENCES AND LIMITATIONS APPLICABLE TO EACH SERIES WITHIN EACH SUCH CLASS (AND THE AUTHORITY OF THE CORPORATION’S BOARD OF DIRECTORS TO DETERMINE VARIATIONS FOR FUTURE SERIES).